UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2017
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UNDER ARMOUR, INC.
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Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 454-6428
(Former name or former address, if changed since last report)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In early 2017, Under Armour, Inc. (the “Company”) announced that David E. Bergman, age 45, had been appointed acting Chief Financial Officer, and would assume the roles of principal financial and principal accounting officer of the Company. On November 30, 2017, the Company’s Board of Directors appointed Mr. Bergman as Chief Financial Officer, thereby removing the acting designation. The Company announced Mr. Bergman’s appointment in a press release on December 4, 2017. The Company also announced in a separate press release that on December 1, 2017, Michael Lee, the Company’s Chief Digital Officer, notified the Company that he will be leaving effective January 12, 2018, to pursue other entrepreneurial ventures. Mr. Lee was a named executive officer for the fiscal year ended December 31, 2016.

Copies of the press releases announcing Mr. Bergman’s appointment and Mr. Lee’s departure are attached as Exhibit 99.1 and Exhibit 99.2, respectively.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit
99.1	Under Armour, Inc. press release dated December 4, 2017 regarding the appointment of Mr. Bergman.
99.2	Under Armour, Inc. press release dated December 4, 2017 regarding the departure of Mr. Lee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: December 4, 2017	By:	/s/ John P. Stanton
John P. Stanton
Senior Vice President, General Counsel & Secretary